Exhibit 10.17                                                       GRANT NO. 36

                                  WARP 9, INC.
                        (FORMERLY ROAMING MESSENGER INC.)

                                STOCK OPTION PLAN

                                  GRANT NO. 36
                                ---------------

         THIS STOCK OPTION AGREEMENT (the "Agreement") is dated as of OCTOBER 16, 2006 by and between Warp 9, Inc., a Nevada corporation (the "Company"), and KIN NG (the "Optionee") pursuant to the Company's 2003 Stock Option Plan for Directors, Executive Officers, Employees and Key Consultants (the "Plan"). For purposes of this Agreement, references to "Company" include its Parent and Subsidiaries (as those terms are defined in the Plan).

         Pursuant  to   authorization   by  the   Committee  of  the  Plan  (the
"Committee") appointed by the Board of Directors of the Company, the parties agree as follows:

         1.       GRANT OF OPTION.

         The Company hereby grants to the Optionee the right (the "Option") to purchase all or any portion of ONE MILLION (1,000,000) shares (the "Shares") of the unregistered Common Stock of the Company (the "Common Stock") at a purchase price of $0.01 per share (the "Option Price").

         2.       TERM OF AGREEMENT.

         This Agreement shall terminate upon the earliest of the following events:

                  (a) Four (4) years from the date of vesting of the last Options to vest pursuant to this Agreement, but no longer than ten (10) years from the date of grant of the Option.

                  (b) In the case of the termination of the Optionee's position as an officer and director and employee and consultant of the Company, as the case may be, which results in a "Severance" as defined in
         Section 2(t) of the Plan, this Agreement shall terminate with respect to all unvested Options on the date of the Severance, and with respect to vested Options, the earlier of (i) four (4) years from the date of vesting, but no longer than ten (10) years from the date of grant of the Option or (ii) one (1) year from the date of Severance if the Optionee was disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code) at the time of his or her Severance, or (iii) ninety (90) days immediately subsequent to his or her Severance for any reason.

                  (c) The Optionee's Severance (whether by reason of death or otherwise) shall not accelerate the number of Shares with respect to which an Option may be exercised.

                                                                    GRANT NO. 36

         3. EXERCISABILITY. The Option shall vest and be exercisable in accordance with the following schedule:

NAME OF GRANTEE                      DATE OF        NUMBER OF          VESTING             EXERCISE       EXPIRATION
                                     GRANT          OPTIONS            SCHEDULE            PRICE (1)      DATE
Kin Ng                               10/16/2006     1,000,000          83,333 on           $0.01          9/16/2011
                                                                       10/16/06;
                                                                       83,333 per month
                                                                       thereafter, until
                                                                       9/16/07
--------------------------------------------

(1) The exercise price is equal to the fair market value on the date of the issuance of the options. Since the underlying securities are unregistered common stock and there are no concurrent private offerings of unregistered common stock to set a comparable value, the Board of Directors has determined that the fair market value of the underlying securities are the same as that of the public stock, given the recent trading volumes of the public stock. Each stock option will confer upon the holder the right to purchase one share of the Company's unregistered common stock for a price of $_0.01_ per share at any time from the vesting date to the expiration date.


         4. METHOD OF EXERCISING. This Option may be exercised by the Optionee upon delivery of the following documents to the Company at its principal executive offices:

                  (a) Written notice specifying the number of full Shares to be purchased;

                  (b) Payment of the full purchase price therefore in cash, by check, or in such other form of lawful consideration as the Committee may approve from time to time;

                  (c) Such agreements or undertakings that are required by the Committee pursuant to the Plan; and

                  (d)  Payment of any taxes which may be required.

         5.       ASSIGNMENTS.

                  (a) This Option shall be exercisable only by the Optionee during the Optionee's lifetime.

                  (b) The rights of the Optionee under this Agreement may not be assigned or transferred except by will or by the laws of descent and distribution.

         6. NO RIGHTS AS A SHAREHOLDER. The Optionee shall have no rights as a shareholder of any Shares covered by this Option until the date a certificate for such Shares has been issued to him or her following the exercise of the Option.

         7.       INTERPRETATION OF AGREEMENT.

                  (a) This Agreement is made under the provisions of the Plan and shall be interpreted in a manner consistent with it.

                                                                    GRANT NO. 36

                  (b) Any provision in this Agreement inconsistent with the Plan shall be superseded and governed by the Plan. A copy of the Plan is attached hereto as Exhibit A.

         8. LEGENDS ON CERTIFICATES. The Optionee acknowledges that the certificates representing the Shares issued upon exercise of this Option may bear such legends and be subject to such restrictions on transfer as the Company may deem necessary to comply with all applicable state and federal securities laws and regulations.

         9. MARKET STANDOFF. The Optionee, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act of 1933, as amended (the "Act"), shall not sell or otherwise transfer any shares of Common Stock acquired upon the exercise of the Option granted herein during the six month period following the effective date of a registration statement of the Company filed under the Act; provided, however, that such restriction shall only apply to the first registration statement of the Company to become effective under the Act after the date of adoption of the Plan which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restriction until the end of such six month period.

         10. INCENTIVE STOCK OPTION. To the extent permitted under Section 422 of the Internal Revenue Code of 1986, as amended, the stock options granted under this Agreement shall be designated as Incentive Stock Options, as that term is defined in the Plan. To the extent any stock options granted under this Agreement may not be designated as Incentive Stock Options, such stock options shall be designated as non-qualified stock options.

         11. NOTICES. Any notice to be given under the terms of this Agreement must be addressed to the Company in care of its Secretary at its principal office, and any notice to be given to Optionee must be addressed to such Optionee at the address maintained by the Company for such person or at such other address as the Optionee may specify in writing to the Company.

         12. BINDING EFFECT. This Agreement and any amendment hereto, will be binding upon the parties hereto, their successors, heirs, next of kin, executors, administrators, personal representatives, legal representatives, assignees, creditors, including receivers, and all other persons with notice or knowledge of the provisions hereof.

         13. CHOICE OF LAW AND VENUE. This Agreement is made and entered into in the State of California. It is the intention of the parties that this Agreement will be subject to and will be governed by and construed in accordance with the internal laws of the State of California without reference to its choice of law provisions. Any legal proceeding arising out of this Agreement will be brought only in a state of federal court of competent jurisdiction sitting in the County of Santa Barbara, State of California, and all parties hereto agree that venue will lie therein and agree to submit themselves to the personal jurisdiction of such court.

                                                                    GRANT NO. 36

         14. CONSTRUCTION. The captions contained in this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. The language of this Agreement will be construed as to its fair meaning and not strictly for or against any party.

         15. SEVERABILITY. The provisions of this Agreement are independent of and severable from each other, and no provision will be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. Further, if a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable as written, such court may interpret, construe, rewrite or revise such provision, to the fullest extent allowed by law, so as to make it valid and enforceable consistent with the intent of the parties hereto.

         16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original as against any party hereto whose signature appears hereon, and all of which will together constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bears the signatures of all of the parties reflected hereon as the signatories.

         17. APPLICATION OF PLAN. The Company has delivered and the Optionee hereby acknowledges receipt of a copy of the Plan. The parties agree and acknowledge that the Option granted hereunder is granted pursuant to the Plan and subject to the terms and provisions thereof, and the rights of the Optionee are subject to modifications and termination in certain events as provided in the Plan.

         IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the date first above written.


OPTIONEE: KIN NG                               WARP 9, INC.




By:                                            By:
   ----------------------------------            -------------------------------
   Kin Ng                                        Harinder Dhillon, CEO